UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2012

HERITAGE FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-34902	38-3814230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
 (Address of principal executive offices)

(229) 420-0000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 6, 2012, HeritageBank of the South ("Heritage"), a wholly owned subsidiary of Heritage Financial Group, Inc., entered into a Purchase and Assumption Agreement with AB&T National Bank ("AB&T") providing for Heritage's acquisition of the Auburn, Alabama, branch of AB&T located at 1943 East Glenn Avenue, Auburn, Alabama.  In the transaction, Heritage will purchase approximately $13 million in loans, the real and personal property of the branch, and will assume approximately $20 million in deposits.  This transaction, which is subject to regulatory approval, includes the payment of a 1% deposit premium, the purchase of loans at 99% of par, and the acquisition of real estate at book value plus $50,000.  The acquisition of the Auburn branch is expected to close in the second quarter of 2012.

The foregoing description is a summary of the branch office acquisition and is qualified in its entirety by reference to the entire agreement, a copy of which is attached as Exhibit 10.17 and is incorporated into this Form 8-K by reference.

ITEM 8.01.	OTHER EVENTS

On April 11, 2012, Heritage Financial Group, Inc. issued a press release announcing the signing of a definitive agreement to purchase a branch in Auburn, Alabama, from AB&T National Bank.  The full text of the press release is set forth in Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.17	Definitive Agreement dated April 6, 2012, between HeritageBank of the South and AB&T National Bank.

99	Press Release dated April 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP, INC.

Date: April 11, 2012	By:	/s/ T. Heath Fountain
T. Heath Fountain
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

10.17	Definitive Agreement dated April 6, 2012, between HeritageBank of the South and AB&T National Bank.

99	Copy of press release issued by the Company on April 11, 2012.